UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Abengoa, S.A.

(Exact name of registrant as specified in its charter)

The Kingdom of Spain	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Campus Palmas Altas, C/ Energía Solar 1, 41014, Seville, Spain

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Shares, par value €0.01 per share[1]	The NASDAQ Stock Market LLC

American Depositary Shares, each representing five Class B Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-191575 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of class)

Not applicable

(Title of class)

1  Not for trading purposes

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The information set forth under the captions “Description of Share Capital” and “Description of American Depositary Shares” in the Preliminary Prospectus included in Registration Statement 333-191575 on Form F-1, as amended, originally filed by the Registrant on October 4, 2013 (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)		Abengoa, S.A.

Date	October 9, 2013

By	/s/ Miguel Ángel Jiménez-Velasco Mazarío
	Name:	Miguel Ángel Jiménez-Velasco Mazarío
	Title:	General Secretary